SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2013

Cubed, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-171371	37-1603977
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

830 S. 4th Street, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 868-4277

__________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 26, 2014, the board of directors appointed Joseph D. White as a new director, and our new CEO and president; and Alfred A Rapetti as a new director.

Following these appointments, the board accepted the resignation of Douglas Shinsato as our former CEO and president. Mr. Shinsato continues to serve on our board of directors and as our interim CFO, Treasurer and Secretary. There was no known disagreement with Mr. Shinsato regarding our operations, policies, or practices.

Joseph D. White is our new President, Director and CEO. He has spent the better part of the last five years working and studying in SE Asia, South Africa and Europe, searching for a more effective way for creative concepts to be broadcast in an increasingly mobile first world, first with Home Game Inc. and then Crackpot, Inc. In 2011, Mr. White was a legal assistant in the defense of Jovica Stanisic at the United Nations-International Criminal Tribunal for the former Yugoslavia in The Hague. He also studied international law and development economics at the University of The Western Cape Faculty of Law in South Africa, La Faculte de Droit de l'Universite de Nice in France and ultimately received his Juris Doctorate from Thomas Jefferson School of Law in San Diego. He earned his BA in Political Science from the University of Nevada, Las Vegas in 2007.

Alfred A Rapetti is our newly appointed director. From September 2010 through the present Mr. Rapetti has served as a director of Standard Gold, Inc. (a public company trading under the symbol SMPR), during which time he also served as its Chairman (from January 2011 to May 2011) and President (from May 2011 to December 2011). Throughout this time he managed business development of SMPR, including the acquisition of and its conversion to a precious metals processing company with multiple facilities in Nevada. From June 2010 to March 2011, Mr. Rapetti served as managing director of mergers and acquisitions of New Oak Capital. From January 2010 to June 2010, Mr. Rapetti was a consultant for various companies. From January 2009 to December 2009, Mr. Rapetti served as managing director of mergers and acquisitions and new business for Ballamor Capital Management with 3 billion under management. Prior to 2009, Mr. Rapetti purchased and became executive chairman of Avantair, Inc. until the company became a publicly reporting company. He was senior managing director of The Stamford Capital Group, Inc. and completed 258 transactions exceeding 6 billion dollars during his tenure at that firm. Mr. Rapetti has a B.Sc. in Nuclear Engineering and a B.Sc. in Marine Engineering from SUNY Maritime College.

Our newly-appointed officers and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not yet have a written employment agreement or other formal compensation agreement with Mr. White or Mr. Rapetti.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUBED, INC.

/s/ Joseph D. White

Joseph D. White
President, Chief Executive Officer

Date: March 26, 2013

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